                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                              --------------------

                                    FORM 8-K
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                                 DATE OF REPORT
                                 JANUARY 30, 2001
                       (DATE OF EARLIEST EVENT REPORTED)

                          VESTA INSURANCE GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

      1-12338                                              63-1097283
(COMMISSION FILE NO.)                 (IRS EMPLOYER IDENTIFICATION NO.)

3760 RIVER RUN DRIVE                                          35243
BIRMINGHAM, ALABAMA                                        (ZIP CODE)
(ADDRESS OF PRINCIPAL
 EXECUTIVE OFFICES)

                                 (205)970-7000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)
Item 5. Other Events.

On January 30, 2001, the registrant issued a press release announcing the retirement of its 2,950,000 shares of Series A Convertible Preferred Stock, eliminating $2.25 million in annual dividend payments.

[The terms of the agreement are: 5,900,000 shares of common stock for $15 million cash and a note in the amount of $32,200,000, which is due in 120 days. The note carries a 9% annual interest rate.]

Item 7. Financial Statements and Exhibits.
(c)      Exhibits.

               Exhibit No.                   Description of Document

               99.1                         Press release dated January 30, 2001 issued by the registrant.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated as of January 30, 2001

                                    VESTA INSURANCE GROUP, INC.

                                    By  /s/ Donald W. Thornton
                                      --------------------------------
                                      Senior Vice President-General
                                      Counsel and Secretary

TYPE:       EX-99.1
SEQUENCE:  2
DESCRIPTION:  PRESS RELEASE

                                                             Exhibit 99.1

VESTA INSURANCE GROUP RETIRES PREFERRED STOCK

AND SWAPS $3.475 MILLION OF DEBT FOR EQUITY

        BIRMINGHAM, Ala. - January 30, 2001 - Vesta Insurance Group, Inc. (NYSE: VTA) announced today that it has effectively retired 2,950,000 shares of Series A Convertible Preferred Stock, eliminating $2.25 million in annual dividend payments for the Company.

        In the transaction, Vesta negotiated the conversion of the preferred stock and repurchased the 5,900,000 shares of common stock issued upon conversion for $47,200,000. The preferred stock and underlying common stock, formerly held by The Birmingham Investment Group, LLC, had been offered for public sale under an effective registration statement since December, 2000. Vesta intends to amend this registration statement to allow it to continue to offer the common stock for sale from time to time.

With the closing of this transaction, James A. Taylor, Sr. and Larry D. Striplin, Jr. resigned as Directors of Vesta Insurance Group, Inc.

        Vesta also announces a debt for equity swap in which $3.475 million face amount of its 8.525% Trust Preferred Securities were exchanged for 379,919 shares of Vesta Common Stock, eliminating $296,244 of interest expense on an annual basis.

        “Through a number of transactions during the past 13 months, we have reduced our ongoing annual interest expense and preferred dividend obligations by approximately 50%,” said James E. Tait, Chairman of Vesta.

About Vesta Insurance Group, Inc.

Vesta Insurance Group, Inc., headquartered in Birmingham, Alabama, is a holding company for a group of insurance companies.

This news release does not constitute an offer to sell any securities.

# # #